Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the reference to us under the caption "Experts" and to the incorporation of our reports dated January 31, 2005 in the Registration Statement on Form S-8 and related prospectus of Australian Agriculture and Property Development Corporation.


Meyler & Company LLC
Middletown, NJ
April 11, 2005